Exhibit 10.3

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of February 1, 2024, is entered into by and between Cetus Sponsor LLC, a Delaware Limited Liability Company (“Pledgor”), Cetus Capital Acquisition Corp., a Delaware corporation (the “Company”), and MKDWELL Limited, a BVI company with BVI Company Number 2121160 (“Secured Party”).

RECITALS

A. Pledgor has executed that certain Promissory Note in the aggregate principal amount of Five Hundred Seventy-Five Thousand Dollars ($575,000), dated as of October 31, 2023, and that certain Promissory Note in the aggregate principal amount of up to Three Hundred Thousand Dollars ($300,000) dated February 1, 2024 in favor of Secured Party (collectively the “Notes”).

B. Pledgor is the owner of 1,437,500 shares of Class A Common Stock of the Company (the “Shares”).

C. Pledgor has agreed to pledge a total of Eight Hundred Seventy-Five Thousand (875,000) Shares, together with any securities received by Pledgor in connection with any merger or reorganization with respect to such shares (the “Pledged Shares”), to Secured Party as security for the amounts owed to the Secured Party including under the Notes, and to enter into this Agreement in order to secure its obligations to Secured Party under the Notes.

NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Pledge of Stock. Pledgor hereby pledges, grants a security interest in, assigns, transfers and delivers unto the Secured Party and its successors and assigns the Pledged Shares as collateral security for the payment and performance by Pledgor of the Obligations (as defined under Section 2 hereof). Pledgor and the Company shall concurrently on the date of this Agreement, deliver to Secured Party an irrevocable letter of instruction addressed to Continental Stock Transfer & Trust Company (the “Transfer Agent”), the transfer agent of Cetus Capital Acquisition Corp., in the form in Exhibit A, attached hereto, to the effect that no transfer, sale, assignment, pledge or other conveyance of the Pledged Shares may be effected without the prior written consent of the Secured Party to the Transfer Agent (the “Pledged Share Transfer Restriction”), which consent may be withheld in the Secured Party’s sole discretion, and shall deliver such other letter to similar effect when requested by Pledgor relating to the Pledged Shares. The Pledged Shares shall be referred to herein as the “Collateral.” The Pledgor and the Company shall not take any action to amend the Pledged Share Transfer Restriction unless with the prior written consent of the Secured Party or in compliance with the terms of this Agreement.

2. Obligations Secured. This Agreement is made and the pledge herein is given to secure Pledgor’s payment and performance of any and all obligations, liabilities and indebtedness of Pledgor to Secured Party pursuant to the terms of the Notes and this Agreement (collectively, the “Obligations”).

3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Secured Party as follows:

3.1 Ownership of the Pledged Shares. Pledgor is and subject to the terms of this Agreement shall be the beneficial and record owner of 1,437,500 Shares, including the Pledged Shares.

3.2 Liens, Claims, Encumbrances, Etc. Pledgor owns the Pledged Shares free and clear of any material liens, claims, encumbrances or security interests of any kind or nature whatsoever.

3.3 Authority. Pledgor is not precluded in any manner whatsoever from executing, and has the requisite authority to execute, this Agreement and to pledge, transfer and grant a security interest and lien in the Collateral as contemplated herein, without the approval or authorization of any other person, including any governmental or regulatory authority whatsoever.

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3.4 First Priority Lien. The pledge, assignment and delivery of the Collateral pursuant to this Agreement hereby creates a valid first priority lien on and a first priority perfected security interest in the Collateral pledged by Pledgor, and the proceeds thereof, securing the payment of the Obligations.

3.5 Due Authorization. This Agreement has been duly authorized, executed and delivered by Pledgor and the Company and constitutes a legal, valid and binding obligation of Pledgor and the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

4. Covenants of Pledgor. Pledgor hereby, covenants and agrees as follows:

4.1 Sale, Encumbrance, Etc. Pledgor shall not sell, contract to sell, encumber, hypothecate or permit or suffer any attachment, security interest, lien or other encumbrance or judgment or other judicial or involuntary lien against, or otherwise dispose of, the Collateral or any part thereof, or contract to do any of the foregoing unless Pledgor shall have obtained the prior written consent of Secured Party.

4.2 Defense of Collateral. Pledgor shall defend, at Pledgor’s sole cost and expense, the Collateral against any and all liens, charges, assignments, transfers, security interests and other encumbrances.

5. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”) under this Agreement:

5.1 Default under Notes. Pledgor shall fail to make a payment due under the Notes within five (5) business days following the date when due.

5.2 Event of Default under Notes. The occurrence of an “Event of Default” under the Notes.

5.3 Default on the Obligations. Pledgor or the Company shall default in the performance or observance of any of the Obligations, other than Obligations under the Notes, and such default shall not have been cured within ten (10) days after Pledgor’s or the Company’s receipt of written notice thereof from Secured Party.

5.4 Breach of Representation or Warranty. Any representation or warranty made by Pledgor herein shall be false in any material respect and such default shall not have been cured within ten (10) days after Pledgor’s receipt of written notice thereof from Secured Party.

6. Rights of Secured Party Upon Default.

6.1 Rights and Remedies of Secured Party. In the event of any Event of Default, the Secured Party may, at their option, without notice to or demand upon the Pledgor and without the necessity of legal proceedings, take the Pledged Shares in the Secured Party’s own name, on a pro rata or any other basis agreed to by the Secured Party, and dispose of that portion of the Pledged Shares as may be necessary to satisfy the Obligations, including, without limitation, the outstanding principal amount of the Notes and all accrued interest thereon (as provided in the Notes). In addition to the rights and remedies provided for herein, or otherwise available to the Secured Party the Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code (“UCC”) in effect in the State of Delaware at the time, including the right to sell the Pledged Shares at public or private sale as provided by and in accordance with the UCC. Additionally, if any of the Obligations remains unsatisfied following such foreclosure, the Secured Party may seek payment of such unsatisfied amount from Pledgor pursuant to the terms of the Notes.

6.2 Application of Proceeds of Sale, etc. The proceeds of any sale or other disposition of, or any collection of or realization on, any of the Collateral, shall be applied by Secured Party from time to time to pay: (a) first, all costs, fees and expenses paid or incurred by Secured Party in connection with the exercise, protection or enforcement of Secured Party’s rights and remedies hereunder, (b) second, the entire indebtedness due Secured Party under the Notes, and (c) third, the excess, if any, shall be paid to Pledgor or to whomever is then legally entitled to receive the same.

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7. Termination of Agreement. Upon payment in full of all Obligations, this Agreement and the security interest created hereby in favor of Secured Party shall terminate and Secured Party shall return all of the Collateral then in its possession, if any, to Pledgor, and consent to the termination of the Pledged Share Transfer Restriction.

8. Amendments. The provisions of this Agreement may not be waived, altered, amended or repealed in whole or in part except by the written consent of the parties hereto.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

10. Waiver. The failure or delay on the part of any party hereto to exercise any right, remedy, power or privilege shall not operate as a waiver thereof. Any waiver must be in writing and signed by the party making such waiver. A written waiver of any default shall not operate as a waiver of any other default or of the same type of default on a future occasion.

11. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, and permitted successors and assigns.

12. Necessary Acts. Each party hereto shall perform any further acts and execute and deliver any additional agreements, assignments or documents that may be reasonably necessary to carry out the provisions or to effectuate the purposes of this Agreement.

13. Governing Law and Jurisdiction. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the internal laws of the State of Delaware. The courts of the State of Delaware have nonexclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) and the parties submit to the nonexclusive jurisdiction of the courts of Delaware.

14. Attorneys’ Fees and Costs. If any legal action or other proceeding is brought in connection with this Agreement, the successful or prevailing party, whether or not such party has instituted the action, shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

15. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile, or (v) to the following email addresses or to such other email address as either party may designate by notice in accordance with this Section:

If to Pledgor or Company:

Cetus Sponsor LLC

Cetus Capital Acquisition Corp.

Floor 3, No. 6, Lane 99

Zhengda Second Street, Wenshan District

Taipei, Taiwan, R.O.C. 11602

Attn: Chung-Yi Sun, CEO

Email: jack.cy.sun@cetuscorp.com

If to Secured Party:

MKD Technology Inc.

1F, No. 6-2, Duxing Road

Hsinchu Science Park

Hsinchu City 300

Taiwan, R.O.C.

Attn: Ming-Chia Huang, CEO

Email: chai@mkd.com.tw

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Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, (iv) two (2) business days following tender of delivery or dispatch by express mail or delivery service, or (v) immediately upon sending if delivered digitally via email.

16. Headings and Captions. The headings and captions used herein are solely for the purpose of reference only and are not to be considered in connection with the construction or interpretation of this Agreement.

17. Assignment. Secured Party may assign, endorse or transfer any instrument evidencing all or any part of the Obligations, and the holder of such instrument shall be entitled to the benefits of this Agreement.

18. Entire Agreement. This Agreement, together with the documents referenced herein, contains all of the agreements of the parties hereto with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, Pledgor, the Company and the Secured Party have duly executed this Stock Pledge Agreement as of the day and year first above written.

“Pledgor”

Cetus Sponsor LLC

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	Director of AWinner Limited, as sole manager of Cetus Sponsor LLC

“Company”

Cetus Capital Acquisition Corp.

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	Chief Executive Officer

“Secured Party”

MKDWELL Limited

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Sole Director

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EXHIBIT A

LETTER OF INSTRUCTION TO TRANSFER AGENT

[Date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

RE: Transfer Agent Instructions

Ladies and Gentlemen:

Reference is made to the promissory note dated October 31, 2023 in favor of MKDWELL Limited, a British Virgin Islands company with BVI Company Number 2121160 (the “Secured Party”), the promissory note dated [Date] in favor of the Secured Party and the stock pledge agreement dated [Date] entered into between us and the Secured Party (collectively the “Loan and Security Agreements”).

Pursuant to the terms of the Loan and Security Agreements, you are hereby irrevocably instructed to place a new restrictive legend on the Eight Hundred Seventy-Five Thousand (875,000) shares of Class A Common Stock of Cetus Capital Acquisition Corp. held by Cetus Sponsor LLC together with any securities received by Cetus Sponsor LLC in connection with any merger or reorganization with respect to such shares (the “Pledged Shares”),

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF MKDWELL LIMITED, A BRITISH VIRGIN ISLANDS COMPANY (THE “SECURED PARTY”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE SIGNED WRITTEN CONSENT OF THE SECURED PARTY.”

In accordance with such restrictions, you are hereby irrevocably instructed not to transfer or permit the transfer of such Pledged Shares, or the amendment or removal of the above restrictive legend, unless you have received the signed written consent of the Secured Party. You are further irrevocably instructed and authorized to upon the written instructions of the Secured Party, and without notice to Cetus Sponsor LLC, transfer the Pledged Shares into the name of the Secured Party or its nominee in such amounts as instructed by the Secured Party.

Yours truly, for and on behalf of the undersigned:

Cetus Capital Acquisition Corp.

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	Chief Executive Officer

Cetus Sponsor LLC

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	Director of AWinner Limited, as sole manager of Cetus Sponsor LLC

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